Exhibit 99.(h)(10)

THIRD AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THE CREDIT SUISSE FUNDS LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Third Amendment (this “Amendment”) dated as of September 15, 2006 is between each of the Credit Suisse Funds listed on Schedule B, (each a “Company”) on behalf of itself or each of its portfolios, if any, listed on Schedule B, severally and not jointly (each a “Fund” and collectively, the “Funds”), each a registered management investment company organized and existing under the laws of Massachusetts, Delaware or Maryland, as the case may be, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, its affiliates or subsidiaries (“State Street”), setting forth the terms and conditions under which State Street is authorized to act on behalf of each Company with respect to the lending of certain securities of such Company held by State Street as custodian.

Reference is made to a Securities Lending Authorization Agreement dated March 17, 2004 between the Funds and State Street, as otherwise amended, and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street both desire to amend the Agreement as set forth below.

NOW THEREFOR, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.                                       Definitions.  All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.                                       Amendment.

The Agreement is hereby amended by deleting Schedule B thereto in its entirety and substituting Schedule B attached hereto in its place, thereby removing “Harbinger Portfolio” and adding “Commodity Return Strategy Portfolio”.

3.                                       Miscellaneous.  Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect.  This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral.  This Amendment shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

4.                                       Effective Date.  This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

The CREDIT SUISSE FUNDS listed on Schedule B, severally and not jointly		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Pignataro	By:	/s/ Craig V. Starble

Name:	Michael A. Pignataro	Name:	Craig V. Starble

Title:	CFO	Title:	SVP Division Head

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Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement,

dated the 17th day of March 2004 between the CREDIT SUISSE FUNDS LISTED ON

SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and

STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

Company	Portfolio	Tax ID	Tax Year- End
Credit Suisse Emerging Markets Fund, Inc.	n/a	133762717	10/31

Credit Suisse Trust	International Focus Portfolio	137066581	12/31
	Emerging Markets Portfolio	133890449	12/31
	Large Cap Value Portfolio	137125856	12/31
	Global Post-Venture Capital Portfolio	133890452	12/31
	Emerging Growth Portfolio	134042374	12/31
	Small Cap Growth Portfolio	133839332	12/31
	Blue Chip Portfolio	134181634	12/31
	Small Cap Value Portfolio	134181638	12/31
	Commodity Return Strategy Portfolio	11-3757399	12/31

Credit Suisse Institutional Fund, Inc.	International Focus Portfolio	510342100	10/31
	Large Cap Value Portfolio	133948221	10/31
	Capital Appreciation Portfolio	134196147	10/31
	Select Equity Portfolio	134196149	10/31
	Investment Grade Fixed Income Portfolio	134180950	10/31

Credit Suisse International Focus Fund, Inc.	n/a	133908188	10/31

Credit Suisse Japan Equity Fund, Inc.	n/a	133859605	10/31

Credit Suisse Global Post-Venture Capital Fund, Inc.	n/a	133904202	10/31

Credit Suisse Global Fixed Income Fund, Inc.	n/a	133589438	10/31

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Credit Suisse Small Cap Value Fund	n/a	133666127	10/31

Credit Suisse Large Cap Value Fund	n/a	133666126	10/31

Credit Suisse High Income Find	n/a	134042415	10/31

Credit Suisse Select Equity Fund, Inc.	n/a	510380617	10/31

Credit Suisse Capital Appreciation Fund	n/a	521532243	10/31

Credit Suisse Emerging Growth Fund, Inc.	n/a	521549085	10/31

Credit Suisse Fixed Income Fund	n/a	510303212	10/31

Credit Suisse Small Cap Growth Fund, Inc.	n/a	133917399	10/31

Credit Suisse Institutional High Yield Fund, Inc.	n/a	510342407	12/31

Credit Suisse Institutional Fixed Income Fund, Inc.	n/a	510349732	12/31

Credit Suisse Commodity Return Strategy Fund	n/a	061734448	12/31

Credit Suisse Target Return Fund	n/a	061734446	12/31

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